Exhibit 10.37

AMENDMENT TO EMPLOYMENT AGREEMENT

Section 1 of the Amended and Restated Employment Agreement (“Agreement”), by and between the parties to the Agreement (as named below), dated as of May 24, 2007, as amended, is hereby further amended effective as of the 8th day of March, 2013 (“Amendment”), for the purpose of making the following change:

Section 1 (“Term”) is hereby revised to read as follows:

Section 1.Term. Employer hereby continues the employment of Employee and Employee hereby accepts continued employment with Employer for a term (“Term”) that shall continue until December 31, 2014; provided, however, that effective January 1, 2014 and each succeeding January 1st thereafter, the Term shall automatically be extended for an additional year unless either Party has notified the other at least 12 months prior to such January 1st automatic renewal date that such Party has elected not to extend the Term.

Except as set forth above in this Amendment, the Agreement shall remain unchanged and in full force and effect.

As evidenced by signature below, the parties to the Agreement and this Amendment agree to the terms and conditions of this Amendment, both as to form and substance.

EMPLOYEE:

/s/ Christopher Reading
Christopher Reading

EMPLOYER:

U.S. Physical Therapy, Inc.

By:	/s/ Jerald Pullins
Jerald Pullins
Chairman of the Board of Directors